Purchase order # 4502104763/Date: 08.05.2013 (May 8, 2013)

Company name: Tango Rock S.A.

Address: Uruguay 1134 – Floor 6 – Ste A

City: Caba

Zip code: 1016

Country: AR

Telephone# 011-4814 4422

Contact Name: Roberto Caramello

Currency: US Dollar

Payment Method: Net 30

Place of Entry:

UP Loma La Lata

Loma de La Lata

8300 Loma La Lata – Neuquen

Entry Date: 18.05.2013 (May 18, 2013)

To view your bill

For information regarding submission of invoices, printing tax forms, view payment history and pending invoices, go online to: www.ypf.com Any questions call 0810-1229681

Performing physical measurements of the wells with new technology

Waiting on your order confirmations for the following items

Material Details

Qty: 1 service

Fiber Optic Test

Price: 450.000,00

Net value: 450.000,00

Following Services:

4 units @ 112.500,00 USD/ unit	=	net value 450.000,00

Repair and maintenance of services